UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Eden Bioscience Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following letter is first being mailed to all holders of record of Eden Bioscience Corporation common stock as of the record date for the upcoming special meeting of shareholders on or about May 7, 2009.

Dear Eden Bioscience Corporation Shareholder:

On May 5, 2009, we filed with the Securities and Exchange Commission our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 (the "Form 10-Q").  The Form 10-Q, which is enclosed with this letter, contains important business and financial information about our company and should be read carefully.

As previously announced, a special meeting of shareholders will be held on May 20, 2009, at 9:00 a.m., Pacific time, at the Country Inn & Suites By Carlson, 19333 North Creek Parkway, Bothell, Washington 98011, for the following purposes:

1.

To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of our company pursuant to a plan of complete dissolution and liquidation (the "Plan of Dissolution").

2.

To consider and vote upon a proposal to adjourn the special meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of   Proposal 1.

3.

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Proxy materials providing details of the proposals were previously mailed to you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2.

The proposal to approve the Plan of Dissolution requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock and the proposal to grant discretionary authority to the proxy holders to adjourn the special meeting requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.  Therefore, it is very important that your shares be represented at the special meeting.

If you have not already done so, please cast your vote.  To cast your vote, simply complete, sign and date the proxy card previously provided to you and return it as soon as possible in the postage prepaid envelope previously provided to you.  As a matter of convenience, registered shareholders (who own their shares in their own name) may vote by telephone or via the Internet until 11:59 p.m., Eastern time, on May 19, 2009.  Please have your proxy card in hand when calling or going online and follow the telephonic or online instructions.  If your shares are held of record in the name of a bank, broker or other nominee, you should follow the separate instructions that the nominee provides to you in order to vote your shares.  Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.  If you vote by telephone or via the Interne t, there is no need to mail your proxy card.  If you attend the special meeting, you may revoke your proxy and vote in person if you wish.

If you have any questions or need assistance in voting your shares, please call BNY Mellon Shareowner Services, our proxy solicitation agent, at 888-845-4020.

Sincerely,

Nathaniel T. Brown

Chief Executive Officer, Chief Financial Officer and Secretary

May 5, 2009

Woodinville, Washington